                                                                   EXHIBIT 99.3
                         NOTICE OF GUARANTEED DELIVERY
                                      of
                            MEDIACOM BROADBAND LLC
                                      and
                        MEDIACOM BROADBAND CORPORATION

               Offer to Exchange its 11% Senior Notes due 2013, which have been registered under the Securities Act of 1933, as amended
         (the ''Securities Act''), for any and all of its outstanding
           11% Senior Notes due 2013 that were issued and sold in a
         transaction exempt from registration under the Securities Act

                  Pursuant to the Prospectus dated    , 2001


 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON     , 200
 (THE ''EXPIRATION DATE''), UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


   Capitalized terms used but not defined herein have the meanings ascribed to them in the Letter of Transmittal.

   This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuers' (as defined below) 11% Senior Notes due 2013 (the ''Notes'') are not immediately available, (ii) the Notes, the Letter(s) of Transmittal and any other required documents cannot be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed, or an Agent's Message cannot be delivered to the Exchange Agent, prior to 5:00 p.m., New York City time, on the Expiration Date. This Notice of Guaranteed Delivery may be delivered to the Exchange Agent by hand, overnight courier or mail, or transmitted by facsimile transmission, and must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. The Notes, the completed, signed and dated Letter(s) of Transmittal relating to the Notes (or facsimile(s) thereof) or an Agent's Message (only in the case of a book-entry transfer), and all other required documents being tendered pursuant to this Notice of Guaranteed Delivery must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. See ''Exchange Offer--Guaranteed Delivery Procedure'' in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                             The Bank of New York

        By Registered or Certified Mail:               Facsimile Transmissions:
              The Bank of New York                   (Eligible Institutions Only)
                20 Broad Street                             (914) 773-5015
                One Lower Level
            New York, New York 10005
Attention: Enrique Lopez, Reorganization Section

         By Hand or Overnight Delivery:             To Confirm by Telephone or for
              The Bank of New York                         Information Call:
                20 Broad Street                  Enrique Lopez, Reorganization Section
                One Lower Level                             (914) 747-8445
            New York, New York 10005
Attention: Enrique Lopez, Reorganization Section

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURE(S). IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ''ELIGIBLE INSTITUTION'' UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

   The undersigned hereby tenders to Mediacom Broadband LLC, a Delaware limited liability company (''Mediacom''), and Mediacom Broadband Corporation, a Delaware corporation and a wholly-owned subsidiary of Mediacom (''MBC ,'' and MBC and Mediacom collectively, the ''Issuers''), upon the terms and subject to
the conditions set forth in the Prospectus dated     , 2001 (as the same may be
amended or supplemented from time to time, the ''Prospectus''), and the related Letter of Transmittal (which, together with the Prospectus, constitutes the ''Exchange Offer''), receipt of which are hereby acknowledged, the aggregate principal amount of Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption ''Exchange Offer--Guaranteed Delivery Procedure.''

Aggregate Principal Amount of Notes: __________________________________________

Name(s) of Registered Holder(s): ______________________________________________

Amount Tendered: $_____________________________________________________________
                   (must be in integral multiples of $1,000)

Certificate Number(s) (if available): _________________________________________

Total Principal Amount of Notes Represented by Certificate(s): $_______________

If Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ___________________________________________________________

Date: _________________________________________________________________________

   ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

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

                               PLEASE SIGN HERE

       X
           -----------------------------  -------------------------------

       X
           -----------------------------  -------------------------------
           Signature(s) of Holder(s) or
               Authorized Signatory                    Date



     Area Code and Telephone Number:
                                     --------------------------------------


   Must be signed by the Registered Holder(s) of the Notes as their name(s) appear on the Certificate(s) representing the Notes or on a security position listing, or by person(s) authorized to become Registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuers, provide proper evidence satisfactory to the Issuers of such person's authority to so act.

                     Please print name(s) and address(es)


  Name(s):
           -------------------------------------------------------------------

           -------------------------------------------------------------------

           -------------------------------------------------------------------


           Capacity:
                     ------------------------------------------------


          Address(es):
                       -----------------------------------------------

                       -----------------------------------------------


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

                             GUARANTEE OF DELIVERY

                  (Not to be used for signature guarantee(s))

   The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an ''eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer, or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association, as such term is defined in the Federal Deposit Insurance Act (each of the foregoing being referred to as an ''Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, the Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes to the Exchange Agent's account at The Depository Trust Company pursuant to the procedures for book-entry transfer set forth in the Prospectus), together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) with any required signature guarantee(s), or an Agent's Message (only in the case of a book-entry transfer), and any other required documents within three New York Stock Exchange trading days after the Expiration Date.

   The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile(s) thereof) or Agent's Message, as the case may be, the Notes tendered hereby and all other required documents, if any, to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

------------ ----------------------
Name of Firm  Authorized Signature
------------ ----------------------
  Address            Title
------------ ----------------------
  Zip Code   (Please Type or Print)

Area Code and Telephone Number:                 Date:

NOTE: DO NOT SEND CERTIFICATE(S) REPRESENTING THE NOTES WITH THIS FORM.
      CERTIFICATE(S) REPRESENTING THE NOTES SHOULD ONLY BE SENT WITH YOUR LETTER(S) OF TRANSMITTAL.

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